Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 12, 2006, except for Note 18, which is dated September 18, 2006, relating to the consolidated financial statements of Home Inns & Hotels Management Inc. and our report dated July 12, 2006 relating to the consolidated financial statements of Home Inns Hotel Management (Beijing) Co., Ltd, included in Home Inns & Hotels Management Inc’s Registration Statement on Form F-1 (File No. 333-137800) originally filed with the Securities and Exchange Commission on October 4, 2006. We also consent to the references to us under the headings “Our Summary Consolidated Financial and Operating Data,” “Home Inns Beijing’s Summary Consolidated Financial Data,” “Our Selected Consolidated Financial Data,” “Home Inns Beijing’s Selected Consolidated Financial Data,” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

December 22, 2006